Exhibit 10.1

INDEMNIFICATION AGREEMENT

     This Indemnification Agreement, dated and effective as of November 1, 2004 (this “Agreement”), is by and between XO Communications, Inc., a Delaware corporation (the “Company”), Starfire Holdings Corporation (a Delaware corporation and an affiliate of the Company (“Starfire”) and Adam Dell (the “Indemnitee”).

Recitals:

     A. The Company desires to attract and retain the services of highly qualified individuals, such as the Indemnitee, to serve the Company and its related entities.

     B. In order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and the advancement of expenses to, the Indemnitee to the maximum extent permitted by law.

     C. The Company and Indemnitee recognize the significant increases in the cost of adequate liability insurance for persons serving as directors, officers, employees, agents or fiduciaries of private and public companies and the general reductions in the coverage of such insurance.

     D. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks.

     E. In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.

Agreement:

     Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration had and received, the Company and the Indemnitee hereby agree as follows:

     1. Certain Definitions.

          (a) “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), (ii) Carl Icahn shall not beneficially own at least 15% of the voting power of the outstanding voting securities of the Company at a time when any other such person beneficially owns in excess of 25% of such voting power of the outstanding voting securities of the Company, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (x) a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 51% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation after which Mr. Icahn does not own at least 15% of the outstanding voting power of the surviving entity when another person owns at least 25% of the outstanding voting power of the surviving entity, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

          (b) “Claim” shall mean with respect to a Covered Event (as defined below): any threatened, pending or completed action, suit, arbitration or other alternative dispute resolution mechanism, or investigation, discovery request, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, including, without limitation, all appeals therefrom, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

          (c) “Company” shall include, in addition to XO Communications, Inc. and its Subsidiaries (as defined below), any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which XO Communications, Inc. (or any of its Subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (d) “Covered Event” shall mean any event or occurrence related in any way to the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action or inaction alleged to have been taken or omitted on the part of Indemnitee while serving in any such capacity.

          (e) “Expenses” shall mean any and all reasonable expenses including, without limitation, any reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other reasonable costs, expenses and obligations incurred in connection with investigating, prosecuting, defending, preparing to prosecute or defend, being or preparing to be a witness in or participating in (including on appeal), or preparing to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, as well as all judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), together with all interest, assessments and other charges relating to the foregoing, actually and reasonably incurred, relating in any way to any

Claim and any federal, state, local or foreign taxes imposed on any Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

          (f) “Expense Advance” shall mean a payment to the Indemnitee pursuant to Section 3 of Expenses in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation which constitutes a Claim.

          (g) “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 4(c) hereof.

          (h) References to “other enterprises” shall include, without limitation, employee benefit plans; references to “fines” shall include, without limitation, any excise taxes assessed on the Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include, without limitation, any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

          (i) “Reviewing Party” shall mean, subject to the provisions of Section 4(c), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Company’s Board of Directors, a disinterested committee of the Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which the Indemnitee is seeking indemnification.

          (j) “Section” refers to a section of this Agreement unless otherwise indicated.

          (k) “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

          (l) “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

     2. Indemnification.

          (a) Indemnification of Expenses. Subject to the provisions of Section 4(a) and Section 12 below, the Company shall promptly indemnify the Indemnitee (or the Indemnitee’s heirs, executor, administrator or personal representative) for all Expenses to the fullest extent permitted by law if the Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim, whether by reason of or arising in whole or in part out of, a Covered Event.

          (b) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 12 hereof, and in particular not in limitation of the rights of the Indemnitee under Section 2(a), to the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, the Indemnitee shall be indemnified against all Expenses incurred by the Indemnitee in connection therewith. Without limiting the generality of the foregoing, if any Claim is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee against all Expenses incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and Section 4 and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     3. Expense Advances.

          (a) Obligation to Make Expense Advances. The Company shall make Expense Advances to the Indemnitee in connection with any Claim, in the event of the receipt by the Company of a statement or statements from the Indemnitee requesting Expense Advances from time to time. Such statement or statements shall include a written undertaking by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined (as set forth herein) that the Indemnitee is not entitled to be indemnified therefore by the Company.

          (b) Form of Undertaking. Any obligation to repay any Expense Advances hereunder pursuant to a written undertaking by the Indemnitee shall be unsecured, shall be accepted without reference to the financial ability of the Indemnitee to make repayment and no interest shall be charged thereon.

     4. Procedures for Indemnification and Expense Advances.

          (a) Review of Indemnification Obligations. Notwithstanding any other term of this Agreement, in the event any Reviewing Party shall have determined in good faith (as detailed in written opinion of counsel, in any case in which Independent Legal Counsel is the Reviewing Party), that the Indemnitee is not entitled to be indemnified or otherwise compensated under this Agreement under applicable law, (i) the Company shall have no further obligation under this Agreement to make any payments to the Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all Expenses previously paid in indemnifying the Indemnitee; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that the Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding in such legal proceedings, and the Indemnitee shall not be required to reimburse the Company for any Expenses previously paid in indemnifying the Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

          (b) Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party makes a determination relating to indemnification either the Company or the Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefore, and, subject to the provisions of Section 14(d) each of the Company and the Indemnitee hereby consents to service of process and to appear in any such proceeding.

          (c) Selection of Reviewing Party; Change in Control. If there has not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, any Reviewing Party with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company’s certificate of incorporation or bylaws as now or hereafter in effect, or under any other applicable law, if desired by the Indemnitee, shall be by Independent Legal Counsel selected by the Board of Directors subject to the approval of Indemnitee (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written advice to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be entitled to be indemnified hereunder under applicable law (or under any other agreement or the Company’s certificate by incorporation or by-laws as now or hereafter in effect) and the Company agrees to abide by such advice. The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          (d) Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee to the extent required to be paid pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by the Indemnitee therefor is presented to the Company, but in no event later than thirty (30) calendar days after such written demand by the Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than ten (10) business days after such written demand by the Indemnitee is presented to the Company.

          (e) Notice/Cooperation by Indemnitee. The Indemnitee shall, as a condition precedent to the Indemnitee’s right to be indemnified or the Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against the Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. Notwithstanding the foregoing, any failure of

Indemnitee to provide such notice to the Company shall not relieve the Company of any liability it may have to Indemnitee unless and to the extent such failure materially prejudices the Company’s ability to defend or contest such Claim.

          (f) No Presumptions; Burden of Proof. (i) For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under this Agreement or applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

     (ii) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

          (g) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(e) hereof, the Company has liability insurance in effect which may cover such Claim in whole or in part, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies, subject to any other claims which may be paid pursuant to such policies.

          (h) Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to the Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of the Indemnitee with respect to the same Claim; provided, however, that, (i) the Indemnitee shall have the right to employ the Indemnitee’s separate counsel in any such Claim at the Indemnitee’s expense, and (ii) if (A) the employment of separate counsel by the Indemnitee has been authorized by the Company, or (B) there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or that the Indemnitee has defenses or counterclaims which may be inconsistent with the position of the Company or the other defendants and the Indemnitee has received written advice of counsel to such effect, or (C) the Company shall fail to retain or not continue to retain counsel to defend such Claim on behalf of the Company, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee shall receive indemnification or Expense Advances hereunder. The Company shall not be permitted to settle any Proceeding, or any claim, issue or matter therein, on behalf of the Indemnitee, without the prior written consent of Indemnitee, unless the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential or resulting liability or the Indemnitee is otherwise fully indemnified against all such liability. The Indemnitee may not settle any Proceeding, or any claim, issue or matter therein, without the prior written consent of the Company (which consent shall not be unreasonably withheld), unless such settlement provides for no liability on the part of the Company, including without limitation its indemnification obligations owed to Indemnitee pursuant to this Agreement.

     5. Contribution. If the indemnification provided for in Section 2 above is unavailable for any reason other than the statutory limitations set forth in the General Corporation Law of the State of Delaware, then in respect of any claim, incident or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such claim, incident or proceeding) the Company shall contribute to the amount of the Indemnitee’s Expenses in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction from which such claim, incident or proceeding arose, and (b) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata or per capita allocation or any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The foregoing provisions notwithstanding, no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

     6. Additional Indemnification Rights; Non-Exclusivity.

          (a) Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s certificate of incorporation, the Company’s bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as required by law.

          (b) Non-Exclusivity; Effectiveness; Survival of Rights. The indemnification and the payment of Expenses and Expense Advances provided by this Agreement shall be in addition to any rights to which the Indemnitee may be entitled under the Company’s certificate of incorporation, its bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. This Agreement shall be effective as of the date set forth on the first page and shall apply to acts or omissions of Indemnitee that occurred prior to, on and/or after such date, provided that the Indemnitee was service in an indemnified capacity at the time such act or omission occurred. Without limiting the generality of the foregoing, the indemnification and the payment of Expenses and Expense Advances provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto the Indemnitee may have ceased to serve in such capacity at the time of the applicable action, suit or other covered Claim.

          (c) Company Amendments. All rights and obligations of the Company and the Indemnitee shall continue in full force and effect despite the subsequent amendment or modification of the Company’s certificate of incorporation or its bylaws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of the board of directors or stockholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company or the Indemnitee hereunder.

     7. Expenses Incurred in Action Relating to Enforcement or Interpretation. In the event that any action is instituted by the Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, the Indemnitee shall be entitled to be indemnified for all Expenses incurred by the Indemnitee with respect to such action (including without limitation reasonable attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was not based upon a reasonable likelihood of success; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be indemnified for all Expenses incurred by the Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to the Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by the Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, the Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

     8. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s certificate of incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder.

     9. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

     10. Mutual Acknowledgment. The Company and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

     11. Director and Officer Liability Insurance. If the Company at any time chooses to purchase directors and officers liability insurance or other insurance policies insuring the Company’s officers or its members of the Board of Directors with, among other things, coverage for losses (including defense costs) from wrongful acts, then Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with at least the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. The Company shall provide a copy of the insurance policy(ies) as in effect from time to time to Indemnitee and at any time to Indemnitee upon request.

     12. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a) Insured Claims. To indemnify the Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) to the extent such Expenses or liabilities have actually been paid in full directly to Indemnitee by the Company’s insurance carrier under a policy of insurance.

          (b) Court Determinations. To indemnify the Indemnitee for any acts or omissions, or transactions from which a court of competent jurisdiction finally determines that the Indemnitee may not be relieved of liability under applicable law or pertinent public policy.

          (c) Claims Initiated by Indemnitee. To indemnify or make Expense Advances to the Indemnitee with respect to Claims initiated or brought voluntarily by the Indemnitee and not by way of defense, counterclaim or crossclaim, except: (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s certificate of incorporation or bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, or insurance recovery, as the case may be.

          (d) Lack of Good Faith. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted by the Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 7 that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous.

     13. Miscellaneous.

          (a) Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

          (b) Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor by merger to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

          (c) Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, (ii) by certified U.S. mail, return receipt requested or (iii) if sent via a nationally recognized express delivery service such as FedEx, charges prepaid, on the second business day after deposit with such service. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

          (d) Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

          (e) Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this

Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          (f) Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

          (g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be reasonably necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

          (h) Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both of the parties hereto. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

          (i) Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

          (j) No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

          (k) Company Acknowledgement Regarding Consideration. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to continue to serve as a director, officer, employee and/or agent of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

     14. Guarantee of Company’s Obligations By Starfire. In order to induce the Indemnitee to continue to serve as a director of the Company, Starfire hereby jointly and severally guarantees the obligations of the Company to the Indemnitee under this Agreement, to the same extent, with the same effect, and for the same intent and purpose as the Company obligates itself hereunder. Starfire expressly agrees to all of the terms and conditions of this Agreement and will comply with them to the same extent as required of the Company. To the extent the Company has not fully satisfied its obligations to the Indemnitee hereunder for whatever reason, Starfire shall irrevocably and unconditionally satisfy, for the benefit of the Indemnitee (or the Indemnitee’s heirs, executor, administrator or personal representative), the obligations of the Company. As an affiliate of the Company, Starfire acknowledges the sufficiency of the consideration it has received in exchange for this guarantee. As security for its obligations herein, Starfire agrees to maintain at all times, a net worth of not less than $250,000,000.

[Signature Page Follows]

     In Witness Whereof, the parties hereto have executed this Indemnification Agreement as of the date first written above.

XO Communications, Inc.

By:	/s/ Carl Grivner

Carl Grivner
Chief Executive Officer

11111 Sunset Hills Drive
Reston, VA 20190
Facsimile: 703/547-2022

STARFIRE HOLDINGS CORPORATION

By:	/s/ Richard T. Buonato

Name: Richard T. Buonato
Title: Authorized Signatory

100 South Bedford Road
Mt. Kisco, New York 10549
Facsimile: 914/241-7497

Indemnitee:

/s/ Adam Dell

Adam dell

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